STAR E MEDIA CORP.
                          2002 OMNIBUS SECURITIES PLAN
                          ----------------------------

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----
SECTION  1.  PURPOSE.                                                          1
SECTION  2.  DEFINITIONS.                                                      1
     (a)       "Award"                                                         1
     (b)       "Board  of  Directors"                                          1
     (c)       "Change  in  Control"                                           1
     (d)       "Code"                                                          1
     (e)       "Committee"                                                     1
     (f)       "Common-Law  Employee"                                          1
     (g)       "Company"                                                       2
     (h)       "Employee"                                                      2
     (i)       "Exchange  Act"                                                 2
     (j)       "Exercise  Price"                                               2
     (k)       "Fair  Market  Value"                                           2
     (l)       "Incentive  Stock  Option"  or  "ISO"                           2
     (m)       "Nonstatutory  Option"  or  "NSO"                               2
     (n)       "Offeree"                                                       2
     (o)       "Option"                                                        3
     (p)       "Optionee"                                                      3
     (q)       "Outside  Director"                                             3
     (r)       "Participant"                                                   3
     (s)       "Plan"                                                          3
     (t)       "Plan  Year"                                                    3
     (u)       "Purchase  Price"                                               3
     (v)       "Restricted  Share"                                             3
     (w)       "Service"                                                       3
     (x)       "Share"                                                         3
     (y)       "Stock"                                                         3
     (z)       "Stock  Award  Agreement"                                       3
     (aa)      "Stock  Option  Agreement"                                      3
     (bb)      "Stock  Purchase  Agreement"                                    3
     (cc)      "Subsidiary"                                                    3
     (dd)      "Total  and  Permanent  Disability"                             3
     (ee)      "W-2  Payroll"                                                  3
SECTION  3.  ADMINISTRATION.                                                   4
     (a)       Committee  Membership                                           4
     (b)       Committee  Procedures                                           4
     (c)       Committee  Responsibilities                                     4
     (d)       Committee  Liability                                            4
     (e)       Financial  Reports                                              4
SECTION  4.  ELIGIBILITY.                                                      4
     (a)       General  Rule                                                   4
     (b)       Ten-Percent  Shareholders                                       4

     (c)       Attribution  Rules                                              5
     (d)       Outstanding  Stock                                              5
SECTION  5.  STOCK  SUBJECT  TO  PLAN.                                         5
     (a)       Basic  Limitation                                               5
     (b)       Additional  Shares                                              5
SECTION  6.  TERMS  AND  CONDITIONS  OF  AWARDS  OR  SALES.                    5
     (a)       Stock  Purchase  Agreement                                      5
     (b)       Duration  of  Offers                                            5
     (c)       Purchase  Price                                                 5
     (d)       Payment  for  Shares                                            6
     (e)       Exercise  of  Awards  on  Termination  of  Service              6
SECTION  7.  ADDITIONAL  TERMS  AND  CONDITIONS  OF  RESTRICTED                6
     (a)       Form  and  Amount  of  Award                                    6
     (b)       Exercisability                                                  6
     (c)       Effect  of  Change  in  Control                                 6
     (d)       Voting  Rights                                                  7
SECTION  8.  TERMS  AND  CONDITIONS  OF  OPTIONS.                              7
     (a)       Stock  Option  Agreement                                        7
     (b)       Number  of  Shares                                              7
     (c)       Exercise  Price                                                 7
     (d)       Exercisability                                                  7
     (e)       Effect  of  Change  in  Control                                 7
     (f)       Term                                                            7
     (g)       Exercise  of  Options  on  Termination  of  Service             7
     (h)       Payment  of  Option  Shares                                     8
     (i)       No  Rights  as  a  Shareholder                                  8
     (j)       Modification,  Extension  and  Assumption  of  Options          8
SECTION  9.  ADJUSTMENT  OF  SHARES.                                           8
     (a)       General                                                         8
     (b)       Reorganizations                                                 8
     (c)       Reservation  of  Rights                                         9
SECTION  10. WITHHOLDING  TAXES.                                               9
     (a)       General                                                         9
     (b)       Share  Withholding                                              9
     (c)       Cashless  Exercise/Pledge                                       9
     (d)       Other  Forms  of  Payment                                       9
SECTION  11. ASSIGNMENT  OR  TRANSFER  OF  AWARDS.                             9
     (a)       General                                                         9
     (b)       Trusts                                                          9

SECTION  12. LEGAL  REQUIREMENTS.                                             10
SECTION  13. NO  EMPLOYMENT  RIGHTS.                                          10
SECTION  14. DURATION  AND  AMENDMENTS.                                       10
     (a)       Term  of  the  Plan                                            10
     (b)       Right  to  Amend  or  Terminate  the  Plan                     10
     (c)       Effect  of  Amendment  or  Termination                         10

                               STAR E MEDIA CORP.
                               ------------------
                           2002 OMNIBUS SECURITES PLAN
                           ---------------------------

SECTION  1.  PURPOSE.
---------------------
     The purpose of the Star E Media Corp. 2002 Securities Plan (the "Plan") is to offer selected employees, directors and consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, to encourage such selected persons to remain in the employ of the Company, and to attract new employees with outstanding qualifications. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares and Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options) as well as the direct award or sale of Shares of the Company's Common Stock. Awards may be granted under this Plan in reliance upon federal and state securities law exemptions.

SECTION  2.  DEFINITIONS.
-------------------------

     (a)     "Award"
              -----
              shall mean any award of an Option, Restricted Share or other right under the Plan.
     (b)     "Board  of  Directors"
              --------------------
             shall mean the Board of Directors of the Company, as constituted from time to time.
     (c)     "Change  in  Control"
              -------------------
             shall  mean:
             (i) The consummation of a merger, consolidation, sale of the Company's stock, or other reorganization of the Company (other than a reincorporation of the Company), if after giving effect to such merger, consolidation or other reorganization of the Company, the stockholders of the Company immediately prior to such merger, consolidation or other reorganization do not represent a majority interest of the holders of voting securities (on a fully diluted basis) with the ordinary voting power to elect directors of the surviving or resulting entity after such merger, consolidation or other reorganization; or (ii) The sale of all or substantially all of the assets of the Company to a third party who is not an affiliate of the Company. (iii) The term Change in Control shall not include: (a) a transaction the sole purpose of which is to change the state of the ompany's incorporation, or (b) the Company's initial public offering.

     (d)     "Code"
              ----
             shall  mean  the  Internal  Revenue  Code  of  1986,  as  amended.
     (e)     "Committee"
              ---------
             shall  mean  a  committee  of  the  Board  of  Directors  which  is authorized to administer  the  Plan  under  Section  3.
     (f)     "Common-Law  Employee"
              --------------------
             shall mean an individual paid from W-2 Payroll of the Company or a Subsidiary. If, during any period, the Company (or Subsidiary, as applicable) has not treated an individual as a Common-Law Employee and, for that reason, has not paid such individual in a manner which results in the issuance of a Form W-2 and withheld taxes with respect to him or her, then that individual shall not be an eligible Employee for that period, even if any person, court of law or government agency determines, retroactively, that that individual is or was a Common-Law Employee during all or any portion of that period.

     (g)     "Company"
              -------
             shall  mean  Star  E  Media  Corp.,  a  Nevada  corporation.
     (h)     "Employee"
              --------
             shall mean (i) any individual who is a Common-Law Employee of the Company or of a Subsidiary, (ii) a member of the Board of Directors, including (without limitation) an Outside Director, or an affiliate of a member of the Board of Directors, (iii) a member of the board of directors of a Subsidiary, or
(iv) an independent contractor who performs services for the Company or a Subsidiary. Service as a member of the Board of Directors, a member of the board of directors of a Subsidiary or an independent contractor shall be considered employment for all purposes of the Plan except the second sentence of Section 4(a).

     (i)     "Exchange  Act"
              -------------
             means  the  Securities  and  Exchange  Act  of  1934,  as  amended.
     (j)     "Exercise  Price"
              ---------------
             shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.
     (k)     "Fair  Market  Value"
              -------------------
             means the market price of Shares, determined by the Committee as follows:
            (i) If the Shares were traded over-the-counter on the date in question but were not traded on the Nasdaq Stock Market or the Nasdaq National Market System, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Shares are quoted or, if the Shares are not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

             (ii) If the Shares were traded over-the-counter on the date in question and were traded on the Nasdaq Stock Market or the Nasdaq National Market System, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq Stock Market or the Nasdaq National Market;

             (iii) If the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

     In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.
     (l)     "Incentive  Stock  Option"  or  "ISO"
              ------------------------------------
             shall  mean  an  employee  incentive stock option described in Code section 422(b).
     (m)     "Nonstatutory  Option"  or  "NSO"
              --------------------------------
             shall  mean  an  employee  stock  option  that  is  not  an  ISO.
     (n)     "Offeree"
              -------
             shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

     (o)     "Option"
              ------
             shall mean an Incentive Stock Option or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.
     (p)     "Optionee"
              --------
             shall  mean  an  individual  or  estate  who  holds  an  Option.
     (q)     "Outside  Director"
              -----------------
             shall ean ember f he Board who is not a Common-Law Employee of the Company or a Subsidiary.
     (r)     "Participant"
              -----------
             shall  mean  an  individual  or  estate  who  holds  an  Award.
     (s)     "Plan"
              ----
             shall mean this 2002 Omnibus Securities Plan of Star E Media  Corp.
     (t)     "Plan  Year"
              ----------
             shall mean any twelve (12) month period (or shorter period during the final year of this Plan) commencing May 1 during the term of this Plan.
     (u)     "Purchase  Price"
              ---------------
             shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.
     (v)     "Restricted  Share"
              -----------------
             shall mean a Share sold or granted to an eligible Employee which is nontransferable and subject to substantial risk of forfeiture until restrictions lapse.
     (w)     "Service"
              -------
             shall  mean  service  as  an  Employee.
     (x)     "Share"
              -----
             shall  mean  one  share  of Stock,  as  adjusted in accordance with
Section 9 (if applicable).
     (y)     "Stock"
              -----
             shall  mean  the  common  stock  of  the  Company.
     (z)     "Stock  Award  Agreement"
              -----------------------
             shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Share.
     (aa)    "Stock  Option  Agreement"
              ------------------------
             shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.
     (bb)    "Stock  Purchase  Agreement"
              --------------------------
             shall mean the agreement between the Company and an Offeree who acquires Shares under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.
     (cc)    "Subsidiary"
              ----------
             means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a
Subsidiary  commencing  as  of  such  date.
     (dd)    "Total  and  Permanent  Disability"
              ---------------------------------
             means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.
     (ee)    "W-2  Payroll"
              ------------
             means whatever mechanism or procedure that the Company or a Subsidiary utilizes to pay any individual which results in the issuance of Form W-2 to the individual. "W-2 Payroll" does not include any mechanism or procedure which results in the issuance of any form other than a Form W-2 to an individual, including, but not limited to, any Form 1099 which may be issued to an independent contractor, an agency employee or a consultant. Whether a mechanism or procedure qualifies as a "W-2 Payroll" shall be determined in the absolute discretion of the Company (or Subsidiary, as applicable), and the Company or Subsidiary determination shall be conclusive and binding on all persons.

SECTION  3.  ADMINISTRATION.
---------------------------
     (a)     Committee  Membership.
             ---------------------
             The Plan hall be administered by the Compensation Committee (the "Committee") appointed by the Company's Board of Directors and comprised of at least two or more Outside Directors (although Committee functions may be delegated to officers to the extent the awards relate to persons who are not subject to the reporting requirements of Section 16 of the Exchange Act). If no Committee has been appointed, the entire Board shall constitute the Committee.

     (b)     Committee  Procedures.
             ---------------------
             The Board of Directors shall designate one of the members of the Committee as chairperson. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

     (c)     Committee  Responsibilities
             ---------------------------
             The Committee has and may exercise such power and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine eligible Employees to whom, and the time or times at which, Awards may be granted and the number of Shares subject to each Award. Subject to the express provisions of the respective Award agreements (which need not be identical) and to make all other determinations necessary or advisable for Plan administration, the Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all persons.

     (d)     Committee  Liability.
             --------------------
             No member of the Board or the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award made under the Plan.

     (e)     Financial  Reports.
             ------------------
             To the extent required by applicable law, and not less often than annually, the Company shall furnish to Offerees, Optionees and Shareholders who have received Stock under the Plan its financial statements including a balance sheet regarding the Company's financial condition and results of operations, unless such Offerees, Optionees or Shareholders have duties with the Company that assure them access to equivalent information. Such financial statements need not be audited.

SECTION  4.ELIGIBILITY.
----------------------
     (a)     General  Rule.
             -------------
             Only Employees shall be eligible for designation as Participants by the Committee. In addition, only individuals who are employed as Common-Law Employees by the Company or a Subsidiary shall be eligible for the grant of ISOs.

     (b)     Ten-Percent  Shareholders.
             -------------------------
             An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for designation as an Offeree or Optionee unless (i) the Exercise Price for an ISO (and a NSO to the extent required by applicable law) is at least one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant, (ii) if required by applicable law, the Purchase Price of Shares is at least one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, and (iii) in the case of an ISO, such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

     (c)     Attribution  Rules.
             ------------------
             For purposes of Subsection (b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Employee holds an Option shall not be counted.

     (d)     Outstanding  Stock.
             ------------------
             For purposes of Subsection (b) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding Stock" shall not include shares authorized for issuance under outstanding Options held by the Employee or by any other person.

SECTION  5.  STOCK  SUBJECT  TO  PLAN.
-------------------------------------
     (a)     Basic  Limitation.
             -----------------
             Shares offered under the Plan shall be authorized but unissued Shares. Subject to Sections 5(b) and 9 of the Plan, the aggregate number of Shares which may be issued or transferred as common stock pursuant to an Award under the Plan shall not exceed 1,200,000 Shares.

     In any event, the number of Shares which are subject to Awards or other rights outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

     (b)     Additional  Shares.
             ------------------
             In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. If a Restricted Share is forfeited before any dividends have been paid with respect to such Restricted Share, then such Restricted Share shall again become available for award under the Plan.

SECTION  6.  TERMS  AND  CONDITIONS  OF  AWARDS  OR  SALES.
----------------------------------------------------------
     (a)     Stock  Purchase  Agreement.
             --------------------------
             Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Offeree and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

     (b)     Duration  of  Offers.
             --------------------
             Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree within thirty (30) days after the grant if such right was communicated to the Offeree by the Committee.

     (c)     Purchase  Price.
             ---------------
             Unless otherwise permitted by applicable law, the Purchase Price of Shares to be offered under the Plan shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on the date of grant (110% for 10% shareholders), except as otherwise provided in Section 4(b). Subject to the preceding sentence, the Purchase Price shall be determined by the Committee in its sole discretion. The Purchase Price shall be payable in a form described in Subsection (d) below.

     (d)     Payment  for  Shares.
             --------------------
             The entire Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided below:

             (i)     Surrender of Stock.
                     ------------------
                     To the extent that a Stock Option Agreement so provides, payment may be made all or in part with Shares which have already been owned by the Optionee or Optionee's representative for any time period specified by the Committee and which are surrendered to the Company in good form for transfer. Such shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

             (ii)     Promissory Notes.
                      ----------------
                     To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, payment may be made all or in part with a full recourse promissory note executed by the Optionee or Offeree. The interest rate and other terms and conditions of such note shall be determined by the Committee. The Committee may require that the Optionee or Offeree pledge his or her Shares to the Company for the purpose of securing the payment of such note. In no event shall the stock certificate(s) representing such Shares be released to the Optionee or Offeree until such note  is  paid  in  full.

             (iii)   Cashless  Exercise.
                     ------------------
                     To the extent that a Stock Option Agreement soprovides and a public market for the Shares exists, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

             (iv)    Other  Forms  of  Payment.
                     -------------------------
                     To the extent provided in the Stock Option Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

     (e)     Exercise  of  Awards  on  Termination  of  Service.
             --------------------------------------------------
             Each Stock Award Agreement shall set forth the extent to which the recipient shall have the right to exercise the Award following termination of the recipient's Service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all the Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

SECTION  7.  ADDITIONAL  TERMS  AND  CONDITIONS  OF  RESTRICTED  SHARES.
-----------------------------------------------------------------------

     (a)     Form  and  Amount  of  Award.
             ----------------------------
             Each Stock Award Agreement shall specify the number of Shares that are subject to the Award. Restricted Shares may be awarded in combination with NSOs and such an Award may provide that the Restricted Shares will be forfeited in the event that the related NSOs are exercised.

     (b)     Exercisability.
             --------------
             Each Stock Award Agreement shall specify the conditions upon which Restricted Shares shall become vested, in full or in installments. To the extent required by applicable law, each Stock Award shall become exercisable no less rapidly than the rate of 20% per year for each of the first five years from the date of grant. Subject to the preceding sentence, the exercisability of any Stock Award shall be determined by the Committee in its sole discretion.

     (c)     Effect  of  Change  in  Control.
             -------------------------------
             The Committee may determine at the time of making an Award or thereafter, that such Award shall become fully vested, in whole or in part, in the event that a Change in Control occurs with respect to the Company.

     (d)     Voting  Rights.
             --------------
             Holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Stock Award Agreement, however, may require that the holders invested any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Shares shall not reduce the number of Shares available under Section 5.

SECTION  8.  TERMS  AND  CONDITIONS  OF  OPTIONS.
------------------------------------------------
     (a)     Stock  Option  Agreement.
             ------------------------
             Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

     (b)     Number  of  Shares.
             ------------------
             Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

     (c)     Exercise  Price.
             ---------------
             Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b). To the extent required by applicable law and except as otherwise provided in Section 4(b), the Exercise Price of a Nonstatutory Option shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in a form described in Subsection (h) below.

     (d)     Exercisability.
             --------------
             Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. To the extent required by applicable law, an Option shall become exercisable no less rapidly than the rate of 20% per year for each of the first five years from the date of grant. Subject to the preceding sentence, the exercisability of any Option shall be determined by the Committee in its sole discretion.

     (e)     Effect  of  Change  in  Control.
             -------------------------------
             The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become fully exercisable as to all Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

     (f)     Term.
             ----
             The Stock Option Agreement shall specify the term of the Option. The term shall not exceed ten (10) years from the date of grant (or five (5) years for ten percent (10%) shareholders as provided in Section 4(b)). Subject to the preceding sentence, the Committee at its sole discretion shall determine when an Option is to expire.

     (g)     Exercise  of  Options  on  Termination  of  Service.
             ---------------------------------------------------
             Each Option shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's Service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment. Notwithstanding the foregoing, to the extent required by applicable law, each Option shall provide that the Optionee shall have the right to exercise the vested portion of any Option held at termination for at least 60 days following termination of Service with the Company for any reason, and that the Optionee shall have the right to exercise the Option for at least six months if the Optionee's Service terminates due to death or Disability.

     (h)     Payment  of  Option  Shares.
             ---------------------------
             The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided below:

             (i)     Surrender of Stock.
                     ------------------
             To the extent that a Stock Option Agreement so provides, payment may be made all or in part with Shares which have already been owned by the Optionee or Optionee's representative for any time period specified by the Committee and which are surrendered to the Company in good form for transfer. Such shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

             (ii)    Promissory Notes.
                     ----------------
             To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, payment may be made all or in part with a full recourse promissory note executed by the Optionee or Offeree. The interest rate and other terms and conditions of such note shall be determined by the Committee. The Committee may require that the Optionee or Offeree pledge his or her Shares to the Company for the purpose of securing the payment of such note. In no event shall the stock certificate(s) representing such Shares be released to the Optionee or Offeree until such note is paid in full.

             (iii)   Cashless  Exercise.
                     ------------------
             To the extent that a Stock Option Agreement so provides and a public market for the Shares exists, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

             (iv)    Other  Forms  of  Payment.
                     -------------------------
                     To the extent provided in the Stock Option Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

     (i)     Modification,  Extension  and  Assumption  of  Options.
             ------------------------------------------------------
             Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price or for other consideration.

SECTION  9.  ADJUSTMENT  OF  SHARES.
-----------------------------------
     (a)     General.
             -------
             In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments, subject to the limitations set forth in Section 9(c), in one or more of (i) the number of Shares available for future Awards under Section 5,
(ii) the number of Shares covered by each outstanding Option or Purchase Agreement or (iii) the Exercise Price or Purchase Price under each outstanding Option or Stock Purchase Agreement.

     (b)     Reorganizations.
             ---------------
             In the event that the Company is a party to a merger or reorganization, outstanding Options shall be subject to the agreement of merger or reorganization, provided however, that the limitations set forth in Section 9(c) shall apply.

     (c)     Reservation  of  Rights.
             -----------------------
             Except as provided in this Section 9, an Optionee or an Offeree shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, Exercise Price or Purchase Agreement of Shares subject to an Option or Stock Purchase Agreement. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION  10. WITHHOLDING  TAXES.
------------------------------
     (a)     General.
             -------
             To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Committee for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

     (b)     Share  Withholding.
             ------------------
             The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of any federal or state regulatory body or other authority.

     (c)     Cashless  Exercise/Pledge.
             -------------------------
             The Committee may provide that if Company Shares are publicly traded at the time of exercise, arrangements may be made to meet the Optionee's withholding obligation by cashless exercise or pledge.

     (d)     Other  Forms  of  Payment.
             -------------------------
             The Committee may permit such other means of tax withholding as it deems appropriate.

SECTION  11. ASSIGNMENT  OR  TRANSFER  OF  AWARDS.
-------------------------------------------------
     (a)     General.
             -------
             An Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law, except as approved by the Committee. Notwithstanding the foregoing, ISOs may not be transferable. Also notwithstanding the foregoing, Offerees and Optionees may not transfer their rights hereunder except by will, beneficiary designation or the laws of descent and distribution.

     (b)     Trusts.
             ------
             Neither this Section 11 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Shares to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death, or (b) the trustee of any other trust to the extent approved by the Committee in writing. A transfer or assignment of Restricted Shares from such trustee to any other person than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Shares held by such trustee shall be subject to all the conditions and restrictions set forth in the Plan and in the applicable Stock Award Agreement, as if such trustee were a party to such Agreement.

SECTION  12. LEGAL  REQUIREMENTS.
--------------------------------
     Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

SECTION  13. NO  EMPLOYMENT  RIGHTS.
-----------------------------------
     No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason.

SECTION  14. DURATION  AND  AMENDMENTS.
-------------------------------------
     (a)     Term  of  the  Plan.
             -------------------
             The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company's shareholders. In the event that the shareholders fail to approve the Plan within twelve (12) months after its adoption by the Board of Directors, any grants already made shall be null and void, and no additional grants shall be made after such date. The Plan shall terminate automatically ten (10) years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection (b) below.

     (b)     Right  to  Amend  or  Terminate  the  Plan.
             ------------------------------------------
             The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any right or Option granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment, except with consent of the person to whom the right or Option was granted. An amendment of the Plan shall be subject to the approval of the Company's shareholders only to the extent required by applicable laws, regulations or rules including the rules of any applicable exchange.

     (c)     Effect  of  Amendment  or  Termination.
             --------------------------------------
             No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Shares previously issued or any Option previously granted under the Plan.